
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                       4,984,764
<SECURITIES>                                         0
<RECEIVABLES>                                  127,319
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              41,264,622<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  40,981,177<F2>
<TOTAL-LIABILITY-AND-EQUITY>                41,264,622<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             6,961,354<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,518,643
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,442,711
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,442,711
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,442,711
<EPS-PRIMARY>                                    10.69<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include investments in joint ventures of $36,152,539.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $283,445.
<F4>Total revenues include rent of $996,972, gain on sale of real estate of
$4,184,529, equity in losses of joint ventures of $1,485,195 and interest and other revenue of $294,658.
<F5>Represents net income per Unit of limited partnership interest.

